                                                                     EXHIBIT 1.2

                                PRICING AGREEMENT


Goldman, Sachs & Co.,
Morgan Stanley & Co. Incorporated,
Salomon Smith Barney Inc.,
Banc of America Securities LLC,
Banc One Capital Markets, Inc.,
Chase Securities Inc.,
Credit Suisse First Boston Corporation,
Deutsche Bank Securities Inc.,
HSBC Securities (USA) Inc.,
J.P. Morgan Securities Inc.,
Scotia Capital (USA) Inc.,
UBS Warburg LLC,


c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.
                                                                   July 31, 2000

Ladies and Gentlemen:

     Visteon Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated July 17, 2000 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the 7.95% Notes due 2005 and the 8.25% Notes due 2010 specified in Schedules II and III hereto, respectively (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as supplemented relating to the Designated

Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedules II and III hereto.

     A supplement to the Prospectus relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

     Each of the Underwriters hereby agrees that it will not offer, sell or deliver any of the Designated Securities, directly or indirectly, or distribute the Prospectus Supplement dated July 31, 2000 (the "Prospectus Supplement") or the accompanying Prospectus or any other offering material relating to the Designated Securities, in or from any jurisdiction outside the United States except under circumstances that will, to the best knowledge and belief of such Underwriter, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Company except as set forth in the Underwriting Agreement and this Pricing Agreement.

     Each Underwriter hereby acknowledges that the Prospectus Supplement and the accompanying Prospectus have not been registered with the Registrar of Companies in Singapore and that the Designated Securities are offered in Singapore pursuant to an exemption invoked under section 106C of the Companies Act, Chapter 50 of Singapore (the "Singapore Companies Act"). Accordingly, each Underwriter hereby represents and agrees that the Designated Securities may not be offered or sold, nor may the Prospectus Supplement and accompanying Prospectus or any other offering document or material relating to the Designated Securities be circulated or distributed, directly or indirectly, to the public or any member of the public in Singapore other than (1) to an institutional investor or other body or person specified in section 106C of the Singapore Companies Act, or (2) to a sophisticated investor specified in Section 106D of the Singapore Companies Act or (3) otherwise pursuant to, and in accordance with the conditions of, section 106E(2) of the Singapore Companies Act or any other applicable exemption invoked under Division 5A of Part IV of the Singapore Companies Act.


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

     Each of the Underwriters hereby agrees that it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Designated Securities in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan except pursuant to an exemption from the registration requirements of the Securities and Exchange Law available thereunder and in compliance with the other relevant laws of Japan.

     Each Underwriter hereby represents and agrees that (a) it has not offered or sold, and, prior to the expiration of the period of six months from the closing date for the issue of the Designated Securities will not offer or sell any Designated Securities to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986, with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Designated Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase prices to the Underwriters set forth in Schedules II and III hereto, the principal amounts of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that the acceptance of this letter by Goldman, Sachs & Co. on behalf of


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

each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters, which shall be submitted to the Company for examination forthwith, but without warranty on the part of Goldman, Sachs & Co. as to the authority of the signers thereof.


























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

                                                    Very truly yours,

                                                    Visteon Corporation

                                                    By: /s/ Darren R. Wells
                                                       -------------------------
                                                    Name: Darren R. Wells
                                                    Title: Assistant Treasurer

Accepted as of the date hereof:

Goldman, Sachs & Co.,
Morgan Stanley & Co. Incorporated,
Salomon Smith Barney Inc.,
Banc of America Securities LLC,
Banc One Capital Markets, Inc.,
Chase Securities Inc.,
Credit Suisse First Boston Corporation,
Deutsche Bank Securities Inc.,
HSBC Securities (USA) Inc.,
J.P. Morgan Securities Inc.,
Scotia Capital (USA) Inc.,
UBS Warburg LLC,

By:/s/ Goldman, Sachs & Co.
   ------------------------------
   (Goldman, Sachs & Co.)

                                   SCHEDULE I

                                          PRINCIPAL            PRINCIPAL
                                          AMOUNT OF            AMOUNT OF
                                        7.95% NOTES DUE     8.25% NOTES DUE
                                            2005                 2010
                                            TO BE                TO BE
UNDERWRITER                               PURCHASED            PURCHASED
-----------                               ---------            ---------
Goldman, Sachs & Co..................... $200,000,001         $280,000,005
Morgan Stanley & Co. Incorporated.......  100,000,000          140,000,000
Salomon Smith Barney Inc................  100,000,000          140,000,000
Banc of America Securities LLC..........   11,111,111           15,555,555
Banc One Capital Markets, Inc...........   11,111,111           15,555,555
Chase Securities Inc....................   11,111,111           15,555,555
Credit Suisse First Boston Corporation..   11,111,111           15,555,555
Deutsche Bank Securities Inc............   11,111,111           15,555,555
HSBC Securities (USA) Inc...............   11,111,111           15,555,555
J.P. Morgan Securities Inc..............   11,111,111           15,555,555
Scotia Capital (USA) Inc................   11,111,111           15,555,555
UBS Warburg LLC.........................   11,111,111           15,555,555
                                         ------------         ------------
                     TOTAL.............. $500,000,000         $700,000,000
                                         =================================












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


                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

     7.95% Notes due August 1, 2005

AGGREGATE PRINCIPAL AMOUNT:

     $500 million

PRICE TO PUBLIC:

     99.875% of the principal amount of the Designated Securities, plus accrued interest, if any, from August 3, 2000 to the date of delivery.

PURCHASE PRICE BY UNDERWRITERS:

     99.525% of the principal amount of the Designated Securities, plus accrued interest, if any, from August 3, 2000 to the date of delivery.

FORM OF DESIGNATED SECURITIES:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal (same day) funds.

TIME OF DELIVERY:

     11:00 a.m. (New York City time), August 3, 2000.

INDENTURE:

     Indenture dated June 23, 2000, between the Company and Bank One Trust Co., N.A., as Trustee.





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MATURITY:

     August 1, 2005

INTEREST RATE:

     7.95%

INTEREST PAYMENT DATES:

     August 1 and February 1, commencing February 1, 2001.

REDEMPTION PROVISIONS:

     The Designated Securities may be redeemed in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (1) 100% of the principal amount of the applicable series of Designated Securities to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of Designated Securities to be redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 15 basis points for the 7.95% Notes due 2005, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

     The Designated Securities may also be redeemed at the option of the Company, in whole, but not in part, upon changes in the tax law, on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of the Designated Securities, together with interest accrued thereon to the date fixed for redemption.

SINKING FUND PROVISIONS:

     No sinking fund provisions.

DEFEASANCE PROVISIONS:

     As provided in the Indenture.





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


CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

     Dickinson Wright PLLC, Detroit, Michigan.

NAME AND ADDRESS OF REPRESENTATIVES:

     Designated Representatives:
     Goldman, Sachs & Co.

     Address for Notices, etc.:
     Goldman, Sachs & Co.
     85 Broad Street
     New York, New York 10004















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


                                  SCHEDULE III

 TITLE OF DESIGNATED SECURITIES:

     8.25% Notes due August 1, 2010

 AGGREGATE PRINCIPAL AMOUNT:

     $700 million

 PRICE TO PUBLIC:

     99.853% of the principal amount of the Designated Securities, plus accrued interest, if any, from August 3, 2000 to the date of delivery.

 PURCHASE PRICE BY UNDERWRITERS:

     99.403% of the principal amount of the Designated Securities, plus accrued interest, if any, from August 3, 2000 to the date of delivery.

 FORM OF DESIGNATED SECURITIES:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

 SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal (same day) funds.

 TIME OF DELIVERY:

     11:00 a.m. (New York City time), August 3, 2000.

 INDENTURE:

     Indenture dated June 23, 2000, between the Company and Bank One Trust Co., N.A., as Trustee.

 MATURITY:

     August 1, 2010

 INTEREST RATE:

     8.25%

 INTEREST PAYMENT DATES:

     August 1 and February 1, commencing February 1, 2001.

 REDEMPTION PROVISIONS:

     The Designated Securities may be redeemed in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (1) 100% of the principal amount of the applicable series of Designated Securities to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of Designated Securities to be redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 25 basis points for the 8.25% Notes due 2010, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

     The Designated Securities may also be redeemed at the option of the Company, in whole, but not in part, upon changes in the tax law, on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of the Designated Securities, together with interest accrued thereon to the date fixed for redemption.

 SINKING FUND PROVISIONS:

     No sinking fund provisions.

 DEFEASANCE PROVISIONS:

     As provided in the Indenture.


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


 CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

     Dickinson Wright PLLC, Detroit, Michigan.

 NAME AND ADDRESS OF REPRESENTATIVES:

     Designated Representatives:
     Goldman, Sachs & Co.

     Address for Notices, etc.:
     Goldman, Sachs & Co.
     85 Broad Street
     New York, New York 10004












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



                                                                        ANNEX II

     Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder, and the statement in each Registration Statement in answer to Item 10 of Form S-3 is accurate insofar as it relates to them;

          (ii) In their opinion, the audited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Company's Registration Statement on Form S-1 or Annual Report on Form 10-K most recently filed with the Commission and covered by their report included therein (the "audited financials") comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations under the Act or the Exchange Act, as applicable;

          (iii) On the basis of limited procedures, not constituting an audit, which have been carried out through a specified date not more than two business days prior to the date of each such letter,* including (1) performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statements on Auditing Standards No. 71, "Interim Financial Information," on the unaudited consolidated financial statements of the Company and its subsidiaries included in the Company's Registration Statement on Form S-1 or Quarterly Reports on Form 10-Q filed with the Commission from the beginning of the Company's fiscal year through the date of such letter (the "quarterly financials"), (2) a reading of the minutes of the meetings of the Board of Directors, and stockholders of the Company since the date of the audited financials, (3)inquiries of certain officials of the Company responsible for financial and accounting matters as to transactions and events subsequent to the date of the audited financials, and (4) such other procedures and inquiries as may be described in each such letter, nothing has come to their attention which has caused them to believe that:


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          (iv) Any material modifications should be made to the quarterly financials for them to be in conformity with generally accepted accounting principles; or

          (v) The quarterly financials do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations; or

          (vi) As of the last day of the month immediately preceding the date of such letter, unless such day is less than five business days prior to the date of such letter, in which case as of the last day of the second month immediately preceding the date of such letter (or such other date as shall be mutually agreed upon by the Company and the Representative), there was any change with respect to the Company and its subsidiaries in the capital stock other than changes resulting from acquisitions or issuances of shares relating to employee benefit plans or any net change in aggregate debt as of the date of its most recent quarterly financial statements, as compared in each case with the corresponding amounts of outstanding debt in the balance sheets of the Company and each of such subsidiaries as of the date of their most recent quarterly financial statements, except, in all instances, for changes which the most recent report filed by the Company or any such subsidiary with the Commission containing financial statements disclosed have occurred or may occur or which are described in such letter; and

          (vii) They have performed certain specified procedures, including comparisons with certain specified accounting records of the Company and its subsidiaries, with respect to certain items of information included in each Registration Statement, in the reports filed with the Commission from the beginning of the Company's fiscal year through the date of such letter* and, in the case of each letter to be delivered pursuant to Section 7(d) of the Underwriting Agreement, in the Prospectus as amended or supplemented through the date of such letter, and have found such items to be in agreement with such records.

          (viii) Based on reading of any unaudited pro forma consolidated condensed financial statements included in or incorporated by reference in the Prospectus and inquiry of officials who have responsibility for financial and accounting matters about the basis for the determination of pro forma adjustments, nothing has come to their attention that the unaudited pro forma condensed consolidated financial statements do not comply as to form in all


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

     material respects with the applicable accounting requirements of the Act and the rules and regulations adopted by the Commission thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

* In the case of letters delivered pursuant to Section 7(d) of the Underwriting Agreement, such procedures will be carried out through a specified date not more than two business days prior to the effective date of the Registration Statement or not more than two business days prior to the most recent report filed with the Commission containing financial statements, if the date of such report is later than such effective date.
























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